EXHIBIT 10.47

INVESTOR AB

c/o Investor Growth Capital Limited

12 East 49th Street, 27th Floor

New York, New York 10017

November     , 2003

ISTA Pharmaceuticals, Inc.

Attn: Lauren P. Silvernail, CFO

15279 Alton Parkway

Suite 100

Irvine, CA 92618

Re:	Public Offering of Shares of Common Stock of ISTA Pharmaceuticals, Inc. (the “Company”)

Dear Lauren:

In connection with the firm-commitment underwritten public offering of shares of the Company’s common stock pursuant to a Registration Statement on Form S-2 (Registration No. 333-109576) filed with the Securities and Exchange Commission (the “Registration Statement”), we have requested that the Company include                  shares of the Company’s common stock held by us (the “Selling Stockholder Shares”) for sale to the underwriters pursuant to the terms of an underwriting agreement to be entered into between and among the Company, the underwriters and selling stockholders identified in the Underwriting Agreement.

In connection with the offering and sale of the Selling Stockholders Shares, the Company has agreed to pay for all out-of-pocket costs and expenses incurred by us in connection with the preparation and filing of the Registration Statement and other activities customarily associated with public offerings of the type contemplated by the Registration Statement, including, without limitation, all fees and expenses of our legal counsel. We shall pay that portion of the underwriter’s discounts and commissions equal to the proportion of the Selling Stockholder Shares to the total shares of the Company’s common stock registered in the offering as contemplated by the Registration Statement.

In addition, we hereby acknowledge and confirm that the statements set forth in the Registration Statement, as amended or supplemented, including any prospectus contained therein, regarding our name, the description of how we hold the shares contained on page      footnote      or that we own                  shares of capital stock as set forth on page     , are true in all material respects and that there is no omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

November     , 2003

Page Two

By countersigning this letter in the space provided below, you agree to accept the terms set forth set forth herein.

Very truly yours,

AGREED AND ACCEPTED AS TO CONTENT AND FORM:

ISTA	Pharmaceuticals, Inc.

Lauren P. Silvernail, Chief Financial Officer